PROSECUTES SUPPLEMENT to                        Filed Pursuant to Rule 424(b)(3)
PROSPECTUS dated October 1, 1999                      Registration No. 333-81229
7,000,000 shares
ADELPHIA COMMUNICATIONS CORPORATION
Class A common stock


This prospectus supplement relates to the prospectus dated October 1, 1999 regarding the sale of up to 7,000,000 shares of Class A common stock of Adelphia. This prospectus supplement is being provided to update certain information contained in the selling stockholder table found on page 22 of the original prospectus with respect to the insertion of Robert Grote III, Personal Representative, The Estate of Roger S. Ahlbrandt as a replacement for Roger S. Ahlbrandt as a selling stockholder under the prospectus.

     The following table sets forth a revised selling stockholder information:

                                                            Maximum Number of Shares of Class A
                                                            -----------------------------------
               Selling Stockholder                            Common Stock That May Be Resold
               -------------------                            -------------------------------
          Robert Grote III, Personal Representative,                       3,451
          The Estate of Roger S. Ahlbrandt

                    Total                                                  3,451

            The date of this Prospectus Supplement is July 6, 2000.